EXHIBIT 3.07


                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           COMPUTER MARKETPLACE, INC.


         It is hereby certified that:

         1. The  name  of  the   corporation  is  Computer   Marketplace,   Inc.
(hereinafter called the "Corporation").

         2. The Certificate of Incorporation of the Corporation which was filed by the Secretary of State of Delaware on February 16, 1993, is hereby amended by striking out Article FIRST in its entirety and by submitting in lieu of said Article the following new Article FIRST as follows:

                      FIRST:   The   name   of  the   corporation   is
                eMarketplace,    Inc.    (hereinafter    called    the
                "Corporation").

         3. The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

         4. The effective date of the amendment herein certified shall be September 17, 1999.

Signed and attested to on September 17, 1999.


                                           COMPUTER MARKETPLACE, INC.


                                           By /s/ L. WAYNE KILEY
                                             ---------------------------
                                                  L. Wayne Kiley
                                                 Chief Executive Officer